UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2014

CUTWATER SELECT INCOME FUND

(Exact name of registrant as specified in its charter)

DELAWARE	811-02201	231745238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King St, Armonk, NY 10504
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(914) 273-4545

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item 8.01 Other Events.

Effective October 24, 2014, Mr. Gautam Khanna has resigned from the Board of Trustees of the Fund. He will continue to serve as the portfolio manager of the Fund, a position he has held since 2005, and as a Vice President of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTWATER SELECT INCOME FUND

Date: October 24, 2014
/s/ Leonard I. Chubinsky
Leonard I. Chubinsky
Secretary